Exhibit 99.1

FOR IMMEDIATE RELEASE:

GWG Holdings, Inc. Announces Fourth Quarter Financial Results

Minneapolis, MN (February 18, 2015) – GWG Holdings, Inc. (NASDAQ: GWGH) (“GWG” or the “Company”), a specialty finance company and leader in the life settlement market today announced financial results for the three and twelve months ending December 31, 2014.

Highlights

●	Reports basic earnings of $0.36 per share for the fourth quarter of 2014
●	Recognized $14.7 million of gross policy benefits in the fourth quarter of 2014
●	Recognized $20.1 million of gross policy benefits thus far in 2015
●	Successfully concluded its $250 million publicly registered note offering in January 2015
●	Launched its $1 billion follow-on publicly registered L Bond offering declared effective in January 2015
●	Continued to enhance its service offerings to independent broker dealers and registered investment advisors resulting in both increased capital flows and a growing source of direct life insurance policy purchases

Three Months Ended December 31, 2014

Total net income attributable to common shareholders was $2.1 million, or $0.36 and $0.27 per basic and fully diluted share, respectively, for the three months ended December 31, 2014, compared to a net loss of $0.5 million, or $0.12 per basic and fully diluted share, for the same period in 2013. The positive performance for the three months ended December 31, 2014 was driven by a realized gain of $11.6 million associated with the receipt of $14.7 million of life insurance policy benefits in the period.

“GWG’s performance in the fourth quarter begins to highlight the earnings and cash flow generation power of our business model and supports the Company’s key strategy of growing and sustaining a large and well diversified life insurance portfolio,” said Jon Sabes, GWG Holdings, Inc. Chief Executive Officer. “The positive performance of the Company’s life insurance portfolio in the fourth quarter of 2014 that continued into the first quarter of 2015 pushed our trailing 12-month benefits/premium coverage ratio over 160 percent,” said Bill Acheson, GWG Holdings, Inc. Chief Financial Officer. “We are at the beginning of a business cycle of consistent, sustainable earnings and cash flows derived from a truly non-correlated asset class that ultimately benefits consumers owning life insurance policies, providing unparalleled value,” stated Michael Freedman, GWG Holdings, Inc. President.

Revenue

Total revenue for the quarter ended December 31, 2014 was $14.3 million as compared with $8.0 million for the same period in 2013. Realized gain from policy benefits was $11.6 million and $0.6 million, for the three months ending December 31, 2014 and December 31, 2013, respectively. The Company recognized $14.7 million of life insurance policy benefits in the fourth quarter of 2014 versus $1.0 million in the same period of 2013.

Expenses

Total operating expenses were $10.7 million for the three months ended December 31, 2014 compared to $7.9 million for the same period in 2013. The increase was driven by increased interest costs due to higher debt balances outstanding, increases in legal, professional and marketing expenses relating to the $1 billion follow-on publicly registered L Bond offering and costs related to the Company’s direct policy origination initiatives.

GWG Press Release

Twelve Months Ended December 31, 2014

Total net loss attributable to common shareholders was $6.1 million, or $1.24 per basic and fully diluted share, for the twelve months ended December 31, 2014 compared to a net loss of $1.0 million, or $0.21 per basic and fully diluted share, for the year ended December 31, 2013.

Revenue

Total revenue for the year ended December 31, 2014 was $30.5 million as compared with $33.1 million for the year ended December 31, 2013. Higher revenue in 2013 was mostly due to $3.2 million non-cash gain on the Company’s repurchase of certain common stock. Realized gain from life insurance policy benefits was $13.9 million and $12.0 million, for the year ending December 31, 2014 and December 31, 2013, respectively. The Company recognized $18.0 million of life insurance policy benefits in 2014, compared to $16.6 million in 2013.

Expenses

Total operating expenses were $38.8 million for the year ended December 31, 2014 compared to $31.1 million for the same period in 2013. The increase was driven by increased interest costs due to higher debt balances outstanding, increases in legal and professional expenses relating to the Company’s initial public offering and the $1 billion follow-on publicly registered L Bond offering, increased marketing expenses relating to the Company’s direct policy origination initiatives and increases in personnel costs associated with the build-out of its sales, business development and executive teams.

Liquidity & Capital Resources

The Company had combined balance of cash, cash equivalents and available borrowing capacity from its senior credit facility of $51.2 million at December 31, 2014 as compared to $37.4 million at December 31, 2013.

Life Insurance Portfolio Highlights

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$779,099,000
Average face value per policy	$2,677,000
Average face value per insured life	$2,940,000
Average age of insured (yrs.) *	82.8
Average life expectancy estimate (yrs.) *	6.5
Total number of policies	291
Number of unique lives	265
Demographics	67% Males; 33% Females
Number of smokers	3
Largest policy as % of total portfolio	1.28%
Average policy as % of total portfolio	0.34%
Average Annual Premium as % of face value	3.37%

* Averages presented in the table are weighted averages.

GWG Press Release

Distribution of Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Distribution
90	95	31,997,000	3.18	4.11%
85	89	240,218,000	4.75	30.83%
80	84	289,762,000	7.06	37.19%
75	79	168,198,000	8.08	21.59%
70	74	40,767,000	9.43	5.23%
65	69	$8,157,000	7.29	1.05%
Total		$779,099,000	6.53	100.00%

Distribution of Policies by Current Age of Insured

Min Age	Max Age	Policies	Weighted Average Life Expectancy (yrs.)	Distribution
90	95	15	3.18	5.16%
85	89	93	4.75	31.96%
80	84	100	7.06	34.36%
75	79	57	8.08	19.59%
70	74	20	9.43	6.87%
65	69	6	7.29	2.06%
Total		291	6.53	100.00%

For the dates set forth below, the following table illustrates the total amount of face value of policy benefits owned, the trailing twelve months of life insurance policy benefits recognized and premiums paid on our portfolio. The trailing 12-month benefits/premium coverage ratio indicates the ratio of policy benefits received to premiums paid over the trailing 12-month period from our portfolio of life insurance policies.

As of Date	Portfolio Face Amount	12-Month Trailing Benefits Recognized	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/Premium Coverage Ratio
March 31, 2012	$482,455,000	$4,203,000	$14,977,000	28.06%
June 30, 2012	489,255,000	8,703,000	15,412,000	56.47%
September 30, 2012	515,661,000	7,833,000	15,837,000	49.46%
December 31, 2012	572,245,000	7,350,000	16,597,000	44.28%
March 31, 2013	639,755,000	11,350,000	18,044,000	62.90%
June 30, 2013	650,655,000	13,450,000	19,182,000	70.11%
September 30, 2013	705,069,000	18,450,000	20,279,000	90.98%
December 31, 2013	740,648,000	16,600,000	21,733,000	76.38%
March 31, 2014	771,940,000	12,600,000	21,930,000	57.46%
June 30, 2014	784,652,000	6,300,000	22,598,000	27.88%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.60%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.58%
January 31, 2015	771,414,000	27,035,000	23,597,000	114.57%
February 18, 2015*	766,844,000	38,175,000	23,827,000	160.22%

* All figures through February 17, 2015 except the 12-Month Trailing Premiums Paid figure which includes the entire month of February’s premium obligation on the portfolio which was paid on February 3, 2015.

GWG Press Release

About GWG Holdings, Inc.

GWG Holdings, Inc. (NASDAQ: GWGH) is a specialty finance company and leader in the life settlement market. GWG, through its subsidiaries, purchases life insurance policies from seniors who no longer want, need or can afford their policies. GWG typically pays these seniors five to eight times more than the cash surrender values paid by insurance companies. GWG’s strategy is to efficiently source, own, and manage these non-correlated assets at yields that exceed the costs needed to purchase and finance the policies (in aggregate). GWG finances the purchase and maintenance of a portfolio of policies primarily through a fixed income alternative investment product that is offered through independent broker-dealers and registered investment advisors across the country. GWG’s goal is to generate financial returns for GWG’s investors and shareholders while providing valuable financial solutions to seniors.

Since 2006, GWG has purchased more than $1.7 billion in life insurance policy benefits. GWG has paid seniors over $283 million through life settlements – approximately $266 million more than the surrendered value offered by their insurance carriers. For more information about GWG, email info@gwglife.com or visit www.gwglife.com.

Contact

GWG Holdings, Inc.
Lara Anderson, Director of Communications

Tel: (612) 746-1941

Email: landerson@gwglife.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission, specifically including our registration statement on Form S-1 and any amendments and post-effective amendments thereto. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

GWG Press Release

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$30,662,704	$33,449,793
Restricted cash	4,296,053	5,832,970
Investment in life settlements, at fair value	282,883,010	234,672,794
Deferred financing costs, net	1,569,400	357,901
Policy benefits receivable	1,750,000	-
Other assets	1,909,362	1,067,018
TOTAL ASSETS	$323,070,529	$275,380,476

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Revolving credit facility	$72,161,048	$79,000,000
Series I Secured notes payable	27,616,578	29,275,202
Renewable Secured Debentures	182,782,884	131,646,062
Accounts payable	1,203,575	839,869
Interest payable	11,128,519	7,209,408
Other accrued expenses	514,434	504,083
Deferred taxes, net	5,273,555	7,675,174
TOTAL LIABILITIES	300,680,593	256,149,798

CONVERTIBLE, REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares issued and outstanding 3,368,109; liquidation preference of $25,261,000 on December 31, 2013)	-	24,722,693

STOCKHOLDERS’ EQUITY (DEFICIT)

CONVERTIBLE, REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares issued and outstanding 2,738,966; liquidation preference of $20,542,000 on December 31, 2014)	20,527,866	-

COMMON STOCK
(par value $0.001: shares authorized 210,000,000; 5,871,798 shares issued and 5,870,193 outstanding on December 31, 2014 and 4,562,000 issued and outstanding on December 31, 2013	5,870	4,562
Additional paid-in capital	16,257,686	2,942,000
Accumulated deficit	(14,401,486)	(8,438,577)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	22,389,936	(5,492,015)

TOTAL LIABILITIES & EQUITY (DEFICIT)	$323,070,529	$275,380,476

GWG Press Release

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31, 2014	December 31, 2013
REVENUE
Gain on life settlements, net	$14,296,610	$8,002,461
Interest and other income	36,471	19,210
TOTAL REVENUE	14,333,081	8,021,671

EXPENSES
Interest expense	6,985,470	5,816,161
Employee compensation and benefits	1,445,362	942,346
Legal and professional fees	711,467	476,798
Other expenses	1,537,582	713,254
TOTAL EXPENSES	10,679,881	7,948,559

INCOME BEFORE INCOME TAXES	3,653,200	73,112
INCOME TAX EXPENSE	1,728,051	462,941

NET INCOME (LOSS)	1,925,149	(398,829)
Loss (income) attributable to preferred shareholders	206,284	(148,321)
INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$2,131,433	$(538,150)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.36	$(0.12)
Diluted	$0.27	$(0.12)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,870,193	4,562,000
Diluted	7,961,521	4,562,000

GWG Press Release

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

	Year Ended
	December 31, 2014	December 31, 2013
REVENUE
Gain on life settlements, net	$30,416,127	$29,513,642
Gain on termination of agreement with Athena Securities Ltd.	-	3,252,400
Interest and other income	60,448	298,732
TOTAL REVENUE	30,476,575	33,064,774

EXPENSES
Interest expense	26,716,798	20,762,644
Employee compensation and benefits	4,969,636	5,043,848
Legal and professional fees	2,339,235	1,754,209
Other expenses	4,815,434	3,525,261
TOTAL EXPENSES	38,841,103	31,085,962

(LOSS) INCOME BEFORE INCOME TAXES	(8,364,528)	1,978,812
INCOME TAX (BENEFIT) EXPENSE	(2,401,619)	2,173,767

NET LOSS	(5,962,909)	(194,955)
(Income) attributable to preferred shareholders	(138,374)	(806,624)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,101,283)	$(1,001,579)

NET LOSS PER COMMON SHARE
Basic	$(1.24)	$(0.21)
Diluted	$(1.24)	$(0.21)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	4,909,657	4,758,699
Diluted	4,909,657	4,758,699

GWG Press Release	Page 7 of 7